EX-28.d.3.a

EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS

Effective September 18, 2015

As amended July 1, 2026*

Funds of the Trust	Advisory Fees
Nationwide Strategic Income Fund (formerly, Nationwide Amundi Strategic Income Fund)	0.55% on assets up to $500 million; and 0.50% on assets of $500 million and more
Nationwide International Small Cap Fund	0.80% on assets up to $500 million; 0.775% on assets of $500 million and more but less than $1 billion; and 0.75% on assets of $1 billion and more
Nationwide Loomis All Cap Growth Fund	0.80% on assets up to $1 billion; and 0.775% on assets of $1 billion and more
Nationwide BNY Mellon Dynamic U.S. Equity Income Fund	0.60% on assets up to $1 billion; and 0.575% on assets of $1 billion and more
Nationwide Bond Portfolio	0.265% on assets up to $500 million; 0.255% on assets of $500 million and more but less than $1 billion; and 0.245% on assets of $1 billion and more
Nationwide GQG US Quality Equity Fund	0.45% on assets up to $1 billion; and 0.42% on assets of $1 billion and more
Nationwide U.S. 130/30 Equity Portfolio	0.93% on assets up to $200 million; 0.73% on assets of $200 million and more but less than $500 million; and 0.68% on assets of $500 million and more
Nationwide Fundamental All Cap Equity Portfolio	0.22% on all assets
Nationwide International Equity Portfolio	0.465% on assets up to $500 million; 0.440% on assets of $500 million and more but less than $1 billion; and 0.415% on assets of $1 billion and more
Nationwide Large Cap Equity Portfolio	0.41% on assets up to $500 million; 0.39% on assets of $500 million and more but less than $1 billion; and 0.37% on assets of $1 billion and more

*As approved at the Board of Trustees Meeting held on June 9, 2026.

IN WITNESS WHEREOF, the parties have executed this Amended Exhibit A on the day and year first written above.

NATIONWIDE FUND ADVISORS

By:_/s/ Joseph Aniano______________
Name: Joseph N. Aniano
Title: President

NATIONWIDE MUTUAL FUNDS

By: _/s/ Joseph Aniano_______________
Name: Joseph N. Aniano
Title: President